                Amendment No. 1 to Agreement and Plan of Merger

AMENDMENT NO. 1 TO AGREEMENT AND PLAN OF MERGER dated as of November 18, 1998, among General Microwave Corp., a New York corporation ("GMC"), eleven GMC shareholders identified on Exhibit "A" hereto (the "Participating
Shareholders"), GMC Acquisition Corporation, a New York corporation ("Acquisition") and Herley Industries, Inc. ("Herley"), a Delaware Corporation.

                              W I T N E S S E T H:

WHEREAS, GMC, the Participating Shareholders, Acquisition and Herley are parties to an Agreement and Plan of Merger dated as of August 21, 1998 (the "Merger Agreement"), pursuant to which GMC is to be merged with and into Acquisition and the outstanding shares of Common Stock, par value $.01 per share, of GMC (referred to collectively as the "GMC Shares" and individually as a "GMC Share") are to be converted upon the merger into the right to receive a warrant to purchase Herley Common Stock and $18 in cash; and

WHEREAS, the parties to the Merger Agreement desire to amend the Merger Agreement to provide that Acquisition will merge with and into GMC and GMC will be the surviving corporation in the merger; and

WHEREAS, the parties to the Merger Agreement further desire to make certain other amendments to the Merger Agreement.

NOW, THEREFORE, in consideration of the mutual agreements contained herein, the parties hereto agree as follows:

SECTION 1.  Amendments.  The Merger Agreement is hereby amended as follows:

(a)   Section 1.1 is hereby amended and restated as follows:

      "1.1  Surviving Corporation.  At the Effective Time (as defined in Section
      1.3 hereof), Acquisition shall be merged with and into GMC upon the terms and conditions hereinafter set forth as permitted by and in accordance with the BCL. At the Effective Time, the identity and separate existence of Acquisition shall cease, and GMC shall succeed to all rights, privileges, powers, franchises, properties, assets, debts, liabilities and obligations of Acquisition in accordance with the BCL."

(b)   Section 1.3 is hereby amended and restated as follows:

      "1.3 Effective Time. The Merger shall become effective when the Certificate of Merger is filed by the Secretary in accordance with the applicable provisions of the BCL (or at such later time specified as the effective time in the Certificate of Merger), which Certificate shall be submitted for filing as soon as practicable after all of the conditions set forth in Article VI are fulfilled or waived, provided that this Agreement has not been previously terminated pursuant to Section 7.1 hereof. The date and time when the Merger shall become effective are herein referred to as the "Effective Time." The Effective Time shall be after January 1, 1999."

(c)   Section 1.4 is hereby amended and restated as follows:

      "1.4 Certificate of Incorporation. The Certificate of Incorporation of the Surviving Corporation from and after the Effective Time shall be the Certificate of

      Incorporation of GMC. Simultaneously with the Effective Time, the GMC Certificate of Incorporation shall be amended to conform to the substantive provisions of the Certificate of Incorporation attached as Exhibit B to this Agreement."

(d)   Section 3.1 is hereby amended and restated as follows:

      "3.1 Effect of Merger. At and after the Effective Time, the separate existence of Acquisition shall cease, the GMC Shares shall cease to exist (except as evidence of the right of the holder thereof to receive cash and warrants therefor in accordance with the terms hereof), subject to the rights of holders of Dissenting Shares referred to in Section 2.1(b) hereof, and all rights, privileges, powers and franchises, and all property, tangible and intangible, of Acquisition and of GMC shall transfer to, vest in and devolve on the Surviving Corporation without further act or deed. Confirmatory deeds, assignments, or similar instruments to evidence such transfer may be executed and delivered at any time in the name of GMC or Acquisition by GMC's last acting officers or by the appropriate officers of the Surviving Corporation. The Surviving Corporation shall be liable for all of the debts and obligations of Acquisition and GMC. Any existing claim, action or proceeding pending by or against Acquisition or GMC may be prosecuted to judgment as if the Merger had not taken place or, on motion of the Surviving Corporation, the Surviving Corporation may be substituted as a party, and any judgment against Acquisition or GMC shall constitute a lien on the property of the Surviving Corporation. The Merger shall not impair the rights of creditors or any liens on the property of either of the Constituent Corporations."

(e) All references in the Merger Agreement to the Surviving Corporation following the effectiveness of the Merger shall be deemed to refer to GMC, rather than Acquisition.

(f)   Section 4.1 is hereby amended and restated as follows:

      "4.1 Representations and Warranties by GMC. GMC represents and warrants to, and agrees with, Acquisition and Herley, subject to the exceptions set forth in the disclosure schedule (the "Schedule") to be delivered to Acquisition and Herley, as follows:"

(g) All references to the Schedule in the Merger Agreement shall be construed to reflect that such Schedule was not attached to the Merger Agreement at the time of its execution and is not a part of, or an exhibit to, the Merger Agreement. Notwithstanding the foregoing, the Schedule and its contents shall be considered together with the Merger Agreement for the purpose of determining GMC's compliance with its representations, warranties and covenants contained in the Merger Agreement.

(h)   Section 5.2(g) is hereby amended to add the following:

      "The foregoing shall not be construed to prevent GMC's purchase of an officers and directors' liability insurance policy having a term of three years from the Effective Time and covering acts prior to the Effective Time."

(i)   Section 6.2(g) is hereby amended and restated as follows:

      "(g) Cutoff Date. The Merger shall in any event have been completed no later than January 8, 1999. This condition shall be a mutual condition."
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(j)   The form of Consulting Agreement attached as Exhibit E to the Merger
      Agreement is hereby amended as follows:

      (A)  Section 2 shall be amended and restated as follows:

           "2.  Mr. Rinkel's Position

                Before the effective date of this Agreement, Mr. Rinkel was the non-executive Chairman of the Board of Directors of General Microwave Corporation. Pursuant to this Agreement and as of the date hereof, Mr. Rinkel shall be a part-time consultant to the Corporation."

      (B)  Section 4(a) shall be amended and restated as follows:

           "4.  Compensation

                (a) As full compensation for his services under this Agreement, the Corporation shall pay Mr. Rinkel during the term hereof at the rate of Sixty Thousand ($60,000.00) Dollars per year. This compensation shall be payable in equal monthly installments."

(k) All references in the Exhibits to the Merger Agreement to the merger of GMC into Acquisition shall be deemed to refer to the merger of Acquisition into GMC, with GMC as the surviving corporation. All references in such Exhibits to the "Surviving Corporation" shall be deemed to refer to GMC.

  SECTION 2. All capitalized terms used herein, unless otherwise defined herein, are used herein as defined in the Merger Agreement. Except as expressly provided herein, all terms and provisions of the Merger Agreement shall remain in full force and effect.

  SECTION 3. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered will be deemed an original, and such counterparts together will constitute one instrument.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

                                          GENERAL MICROWAVE CORP.:

                                          By: Sherman A. Rinkel
                                             -----------------------------------
                                              Sherman A. Rinkel
                                              Chairman, Board of Directors

                                          PARTICIPATING SHAREHOLDERS:

                                                 /s/ SHERMAN A. RINKEL
                                          --------------------------------------
                                          Sherman A. Rinkel

                                                     /s/ MOE WIND
                                          --------------------------------------
                                          Moe Wind
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                                                   /s/ STANLEY SIMON
                                          --------------------------------------
                                          Stanley Simon

                                                 /s/ MITCHELL TUCKMAN
                                          --------------------------------------
                                          Mitchell Tuckman

                                                 /s/ EDMOND D. FRANCO
                                          --------------------------------------
                                          Edmond D. Franco

                                                /s/ MICHAEL I. STOLZAR
                                          --------------------------------------
                                          Michael I. Stolzar

                                                /s/ MICHAEL D. MAGIDSON
                                          --------------------------------------
                                          Michael D. Magidson

                                                 /s/ ARNOLD H. LEVINE
                                          --------------------------------------
                                          Arnold H. Levine

                                                 /s/ ROZALIE SCHACHTER
                                          --------------------------------------
                                          Rozalie Schachter

                                                   /s/ HOWARD COHEN
                                          --------------------------------------
                                          Howard Cohen

                                                  /s/ ROBERT DEBRECHT
                                          --------------------------------------
                                          Robert DeBrecht

                                          GMC ACQUISITION CORP.:

                                          By:        /s/ LEE N. BLATT
                                             -----------------------------------
                                              Lee N. Blatt, President

                                          HERLEY INDUSTRIES, INC.:

                                          By:         /s/ MYRON LEVY
                                             -----------------------------------
                                              Myron Levy, President

                                   EXHIBIT A

                           PARTICIPATING SHAREHOLDERS

Sherman A. Rinkel

Moe Wind

Stanley Simon

Mitchell Tuckman

Edmond D. Franco

Michael I. Stolzar

Michael D. Magidson

Arnold H. Levine

Rozalie Schachter

Howard Cohen

Robert DeBrecht